Exhibit 99.1

FOR IMMEDIATE RELEASE	CONTACT:	Ware Grove
Chief Financial Officer
-or-
Lori Novickis
Director, Corporate Relations
CBIZ, Inc.
Cleveland, Ohio
(216) 447-9000

CBIZ REPORTS THIRD-QUARTER AND NINE-MONTH 2017 RESULTS

THIRD-QUARTER HIGHLIGHTS:

•	REVENUE +4.0%
•	SAME-UNIT REVENUE -0.8%
•	INCOME FROM CONTINUING OPERATIONS -10.2%
•	EPS FROM CONTINUING OPERATIONS -10.0%

NINE-MONTH HIGHLIGHTS:

•	REVENUE +6.3%
•	SAME-UNIT REVENUE +1.7%
•	INCOME FROM CONTINUING OPERATIONS +12.5%
•	EPS FROM CONTINUING OPERATIONS +7.8%

CLEVELAND (November 2, 2017) – CBIZ, Inc. (NYSE: CBZ) today announced third-quarter and nine-month results for the period ended September 30, 2017.

For the 2017 third quarter, CBIZ reported revenue of $207.7 million, an increase of $7.9 million, or 4.0%, over the $199.8 million reported in 2016. Same-unit revenue decreased by $1.7 million, or 0.8%, for the quarter, compared with the same period a year ago. Newly acquired operations contributed $9.6 million, or 4.8%, to revenue in the quarter. CBIZ reported income from continuing operations of $9.9 million, or $0.18 per diluted

NYSE: CBZ ● www.cbiz.com ● Twitter @cbz

share, in the 2017 third quarter, compared with $11.0 million, or $0.20 per diluted share, for the same period a year ago. Adjusted EBITDA for the third quarter was $23.7 million, compared with $25.4 million for the third quarter of 2016.

For the nine-month period ended September 30, 2017, CBIZ reported revenue of $660.2 million, an increase of $39.2 million, or 6.3%, over the $621.0 million recorded for 2016. Same-unit revenue increased by $10.6 million, or 1.7%, compared with the same period a year ago. Acquisitions contributed $28.6 million, or 4.6%, to revenue growth in the first nine months.  Income from continuing operations was $46.3 million, or $0.83 per diluted share, for the first nine months of 2017, compared with $41.2 million, or $0.77 per diluted share, for the same period a year ago. Adjusted EBITDA was $95.1 million, compared with $89.4 million for 2016.

Jerry Grisko, CBIZ President and Chief Executive Officer, said, “We are pleased with the total growth in revenue, income from operations, and earnings per share through the first nine months of the year. However, our third quarter results were adversely impacted by a number of factors, which included extended office closures in Florida related to Hurricane Irma and temporary delays in several of our large government healthcare consulting contracts. The impact of these factors on our third-quarter results is estimated to be approximately $4.0 million of revenue and $0.04 to $0.05 in earnings per diluted share.”

Grisko continued, “Going forward, the work related to the government healthcare consulting contracts has resumed and we expect the full-year performance of this business will be consistent with expectations. In addition, the IRS has granted an extension for the tax filing due dates for those areas impacted by Irma, which should allow us to capture a portion of the revenue generated by the impacted offices. Notwithstanding these events, we expect total revenue, income from continuing operations and earnings per share to be near the low end of our 2017 outlook.”

Grisko concluded, “Aside from the temporary delays and storms in Florida, we are generally pleased with the performance of our core business throughout the first nine months of this year. We are also very pleased with the performance of the three acquisitions made this year that are expected to contribute approximately $23 million of annualized revenue. We continue to pursue an active pipeline of strategic acquisitions to further position and strengthen our core business and provide opportunities for enhanced growth in 2018 and beyond.”

2017 Outlook

For full-year 2017, CBIZ continues to expect total revenue growth within a range of 6% to 8% compared with last year.

The Company’s effective tax rate for the first nine months was 36.5% with the adoption of new stock compensation accounting under ASU 2016-09 in 2017. A number of factors could cause volatility in the effective tax rate from time to time pursuant to ASU 2016-09. Although the effective tax rate for the third quarter was 38.5%, the Company continues to expect a full-year 2017 effective tax rate of approximately 36%.

As a result of the reduction in the effective tax rate for 2017, the Company expects income from continuing operations to grow within a range of 16% to 20%, compared to 2016, and earnings per diluted share from continuing operations are expected to grow within a range of 12% to 15% over the $0.76 per diluted share reported for 2016. Fully-diluted weighted average share count for the 2017 full-year is expected to be approximately 55.5 million shares.

NYSE: CBZ ● www.cbiz.com ● Twitter @cbz

Conference Call

CBIZ will host a conference call at 11:00 a.m. (ET) today to discuss its results. The call will be webcast live for the media and the public, and can be accessed at www.cbiz.com. Shareholders and analysts who would like to participate in the call can register at http://dpregister.com/10112910 to receive the dial-in number and unique personal identification number. Participants may register at any time, including up to and after the call start time.

A replay of the webcast will be made available approximately two hours following the call on the Company’s web site at www.cbiz.com. For those without internet access, a replay of the call will also be available starting at approximately 1:00 p.m. (ET), November 2, through 5:00 p.m. (ET), November 6, 2017. The toll-free dial-in number for the replay is 1-877-344-7529. If you are listening from outside the United States, dial 1-412-317-0088. The access code for the replay is 10112910.

About CBIZ

CBIZ, Inc. provides professional business services that help clients better manage their finances, employees and insurance needs. CBIZ provides its clients with financial services including accounting, tax, financial advisory, government healthcare consulting, risk advisory, and valuation services. Benefits and insurance services include group health benefits consulting, property and casualty insurance, retirement plan consulting, payroll, and HR consulting. As a leading provider of accounting, insurance and other professional consulting services to businesses throughout the United States, the Company’s services are provided through more than 100 Company offices in 33 states. For more information, please visit www.cbiz.com.

Forward-Looking Statements

Forward-looking statements in this release are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from those projected. Such risks and uncertainties include, but are not limited to, the Company’s ability to adequately manage and sustain its growth; the Company’s dependence on the current trend of outsourcing business services; the Company’s dependence on the services of its CEO and other key employees; competitive pricing pressures; general business and economic conditions; and changes in governmental regulation and tax laws affecting the Company’s insurance business or its business services operations. A more detailed description of such risks and uncertainties may be found in the Company’s filings with the Securities and Exchange Commission at www.sec.gov.

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CBIZ, INC.

FINANCIAL HIGHLIGHTS (UNAUDITED)

THREE MONTHS ENDED SEPTEMBER 30, 2017 AND 2016

(In thousands, except percentages and per share data)

	THREE MONTHS ENDED
	SEPTEMBER 30,
	2017	%	2016	%
Revenue	$207,723	100.0%	$199,794	100.0%
Operating expenses (1)	184,723	88.9%	174,069	87.1%
Gross margin	23,000	11.1%	25,725	12.9%
Corporate general and administrative expenses (1)	7,979	3.8%	8,679	4.4%
Operating income	15,021	7.3%	17,046	8.5%
Other income (expense):
Interest expense	(1,777)	-0.9%	(1,760)	-0.9%
Gain on sale of operations, net	-	0.0%	329	0.2%
Other income, net (1) (2)	2,792	1.3%	2,632	1.3%
Total other income, net	1,015	0.4%	1,201	0.6%
Income from continuing operations before income tax expense	16,036	7.7%	18,247	9.1%
Income tax expense	6,172		7,260
Income from continuing operations	9,864	4.7%	10,987	5.5%
Loss from operations of discontinued businesses, net of tax	(206)		(133)
Net income	$9,658	4.6%	$10,854	5.4%

Diluted earnings per share:
Continuing operations	$0.18		$0.20
Discontinued operations	-		-
Net income	$0.18		$0.20

Diluted weighted average common shares outstanding	55,827		53,846
Other data from continuing operations:
Adjusted EBITDA (3)	$23,701		$25,355

(1)

CBIZ sponsors a deferred compensation plan, under which a CBIZ employee's compensation deferral is held in a rabbi trust and invested accordingly as directed by the employee. Income and expenses related to the deferred compensation plan are included in "Operating expenses" ($2.7 million expense in 2017 and $2.1 million expense in 2016, or (1.3%) and (1.1%) of revenue, respectively) and "Corporate general and administrative expenses" ($0.3 million expense in both 2017 and 2016, or (0.1%) of revenue for both 2017 and 2016) and are directly offset by deferred compensation gains or losses in "Other income, net" ($3.0 million income in 2017 and $2.4 million income in 2016, or 1.4% and 1.2% of revenue, respectively). The deferred compensation plan has no impact on "Income from continuing operations before income tax expense".

(2)

Included in "Other income, net" for the three months ended September 30, 2017 and 2016, is expense of $0.5 million and income of $0.2 million, respectively, related to net changes in the fair value of contingent consideration related to CBIZ's prior acquisitions.

(3)

Refer to the financial highlights tables for a reconciliation of Non-GAAP financial measures to the nearest generally accepted accounting principles ("GAAP") financial measure, and for additional information as to the usefulness of the Non-GAAP financial measures to shareholders and investors.

NYSE: CBZ ● www.cbiz.com ● Twitter @cbz

CBIZ, INC.

FINANCIAL HIGHLIGHTS (UNAUDITED)

NINE MONTHS ENDED SEPTEMBER 30, 2017 AND 2016

(In thousands, except percentages and per share data)

	NINE MONTHS ENDED
	SEPTEMBER 30,
	2017	%	2016	%
Revenue	$660,198	100.0%	$621,047	100.0%
Operating expenses (1)	565,609	85.7%	526,182	84.7%
Gross margin	94,589	14.3%	94,865	15.3%
Corporate general and administrative expenses (1)	25,979	3.9%	27,270	4.4%
Operating income	68,610	10.4%	67,595	10.9%
Other income (expense):
Interest expense	(4,986)	-0.8%	(5,019)	-0.8%
Gain on sale of operations, net	45	0.0%	480	0.0%
Other income, net (1) (2)	9,293	1.5%	5,482	0.9%
Total other income, net	4,352	0.7%	943	0.1%
Income from continuing operations before income tax expense	72,962	11.1%	68,538	11.0%
Income tax expense	26,656		27,366
Income from continuing operations	46,306	7.0%	41,172	6.6%
Loss from operations of discontinued businesses, net of tax	(776)		(421)
Net income	$45,530	6.9%	$40,751	6.6%

Diluted earnings (loss) per share:
Continuing operations	$0.83		$0.77
Discontinued operations	(0.01)		(0.01)
Net income	$0.82		$0.76

Diluted weighted average common shares outstanding	55,641		53,320
Other data from continuing operations:
Adjusted EBITDA (3)	$95,070		$89,436

(1)

CBIZ sponsors a deferred compensation plan, under which a CBIZ employee's compensation deferral is held in a rabbi trust and invested accordingly as directed by the employee. Income and expenses related to the deferred compensation plan are included in "Operating expenses" ($7.6 million expense in 2017 and $3.7 million expense in 2016, or (1.2%) and (0.6%) of revenue, respectively) and "Corporate general and administrative expenses" ($0.8 million expense in 2017 and $0.6 million expense in 2016, or (0.1%) of revenue for both 2017 and 2016) and are directly offset by deferred compensation gains or losses in "Other income, net" ($8.4 million income in 2017 and $4.3 million income in 2016, or 1.3% and 0.7% of revenue, respectively). The deferred compensation plan has no impact on "Income from continuing operations before income tax expense".

(2)

Included in "Other income, net" for the nine months ended September 30, 2017 and 2016, is income of $0.2 million and $0.9 million, respectively, related to net decreases in the fair value of contingent consideration related to CBIZ's prior acquisitions.

(3)

Refer to the financial highlights tables for a reconciliation of Non-GAAP financial measures to the nearest GAAP financial measure, and for additional information as to the usefulness of the Non-GAAP financial measures to shareholders and investors.

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CBIZ, INC.

FINANCIAL HIGHLIGHTS (UNAUDITED)

(In thousands)

SELECT SEGMENT DATA

	THREE MONTHS ENDED		NINE MONTHS ENDED
	SEPTEMBER 30,		SEPTEMBER 30,
	2017	2016	2017	2016
Revenue
Financial Services	$130,305	$123,049	$421,529	$398,112
Benefits and Insurance Services	69,663	68,979	215,386	199,790
National Practices	7,755	7,766	23,283	23,145
Total	$207,723	$199,794	$660,198	$621,047

Gross Margin
Financial Services	$17,309	$17,434	$73,293	$72,013
Benefits and Insurance Services	10,508	11,352	36,212	32,139
National Practices	646	871	1,932	2,368
Operating expenses - unallocated (1):
Other	(2,779)	(1,793)	(9,220)	(7,988)
Deferred compensation	(2,684)	(2,139)	(7,628)	(3,667)
Total	$23,000	$25,725	$94,589	$94,865

(1)

Represents operating expenses not directly allocated to individual businesses, including stock-based compensation, consolidation and integration charges, and certain advertising expenses. "Operating expenses - unallocated" also include gains or losses attributable to the assets held in the Company's deferred compensation plan. These gains or losses do not impact "Income from continuing operations before income tax expense" as they are directly offset by the same adjustment to "Other income, net" in the Consolidated Statements of Comprehensive Income. Net gains/losses recognized from adjustments to the fair value of the assets held in the deferred compensation plan are recorded as compensation expense in "Operating expenses" and as income in "Other income, net".

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CBIZ, INC.

SELECT CASH FLOW DATA

(In thousands)

	NINE MONTHS ENDED
	SEPTEMBER 30,
	2017	2016
Net income	$45,530	$40,751
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization expense	17,167	16,359
Amortization of discount on notes and deferred financing costs	392	393
Bad debt expense, net of recoveries	4,265	3,291
Adjustments to contingent earnout liability	(651)	(936)
Employee stock awards	4,247	4,332
Other adjustments	(3,235)	1,135
Net income, after adjustments to reconcile net income to net cash provided by operating activities	67,715	65,325
Changes in assets and liabilities, net of acquisitions and divestitures	(33,340)	(30,935)
Operating cash flows provided by continuing operations	34,375	34,390
Operating cash flows (used in) provided by discontinued operations	(748)	507
Net cash provided by operating activities	33,627	34,897
Net cash provided by investing activities	43,463	35,164
Net cash used in financing activities	(79,306)	(70,397)
Net decrease in cash and cash equivalents	$(2,216)	$(336)

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CBIZ, INC.

SELECT FINANCIAL DATA AND RATIOS

(In thousands)

	SEPTEMBER 30,	DECEMBER 31,
	2017	2016
Cash and cash equivalents	$1,278	$3,494
Restricted cash	32,104	27,880
Accounts receivable, net	213,418	175,354
Current assets before funds held for clients	269,804	228,135
Funds held for clients	134,051	213,457
Goodwill and other intangible assets, net	615,316	584,401

Total assets	$1,128,688	$1,118,588

Notes payable, current	$1,628	$1,060
Current liabilities before client fund obligations	128,343	125,592
Client fund obligations	134,119	213,855
Notes payable, non-current	1,797	1,721
Bank debt	205,041	190,049

Total liabilities	$598,202	$638,567

Treasury stock	$(481,572)	$(471,311)

Total stockholders' equity	$530,486	$480,021

Debt to equity	39.3%	40.2%
Days sales outstanding (DSO) - continuing operations (1)	89	76

Shares outstanding	54,829	54,044
Basic weighted average common shares outstanding	53,804	52,321
Diluted weighted average common shares outstanding	55,641	53,513

(1)

DSO is provided for continuing operations and represents accounts receivable, net, at the end of the period, divided by trailing twelve month daily revenue. The Company has included DSO data because such data is commonly used as a performance measure by analysts and investors and as a measure of the Company's ability to collect on receivables in a timely manner. DSO should not be regarded as an alternative or replacement to any measurement of performance under GAAP. DSO at September 30, 2016 was 86.

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CBIZ, INC.

GAAP RECONCILIATION

Income from Continuing Operations to Non-GAAP Financial Measures (1)

(In thousands)

	THREE MONTHS ENDED		NINE MONTHS ENDED
	SEPTEMBER 30,		SEPTEMBER 30,
	2017	2016	2017	2016
Income from continuing operations	$9,864	$10,987	$46,306	$41,172
Interest expense	1,777	1,760	4,986	5,019
Income tax expense	6,172	7,260	26,656	27,366
Gain on sale of operations, net	-	(329)	(45)	(480)
Depreciation	1,402	1,369	3,864	4,024
Amortization	4,486	4,308	13,303	12,335
Adjusted EBITDA	$23,701	$25,355	$95,070	$89,436

(1)

CBIZ reports its financial results in accordance with GAAP. This table reconciles Non-GAAP financial measures to the nearest GAAP financial measure, "Income from continuing operations". Adjusted EBITDA is not defined by GAAP and should not be regarded as an alternative or replacement to any measurement of performance or cash flow under GAAP. Adjusted EBITDA is commonly used by the Company, its shareholders and debt holders to evaluate, assess and benchmark the Company's operational results and to provide an additional measure with respect to the Company's ability to meet future debt obligations.

NYSE: CBZ ● www.cbiz.com ● Twitter @cbz